UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 12, 2015, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), relating to an underwritten public offering of 1,800,000 shares of common stock of the Company and 695,857 shares of Series B Convertible Preferred Stock (the “Series B Preferred”) of the Company (the “Offering”). The shares of common stock are being sold at a public offering price of $1.75 per share and the shares of Series B Preferred are being sold at a public offering price of $8.75 per share. The Underwriters will purchase the shares of common stock at a price of $1.61 per share and Series B Preferred at a price of $8.05 per share, each representing an 8% discount from the respective public offering price. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option for a period of 30 days from the date of the Underwriting Agreement to purchase up to an additional 270,000 shares of common stock, to cover over-allotments, if any. The Offering is expected to close on February 18, 2015, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company are expected to be approximately $8,160,000, assuming no exercise of the Underwriters’ over-allotment option and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. If the Underwriters exercise the over-allotment option in full, the total net proceeds to the Company of the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $8,594,000.

The Offering is being made pursuant to a prospectus supplement dated February 12, 2015 and the accompanying prospectus dated December 29, 2014, pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-200926), which was filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2014 and declared effective by the Commission on December 29, 2014.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement and certain Lockup Agreements in substantially the form included as an exhibit to the Underwriting Agreement, the Company and its directors and officers agreed, subject to certain exceptions, not to offer and sell any shares of common stock of the Company or securities convertible into or exercisable or exchangeable for shares of common stock of the Company for a period of 180 days following the date of the Underwriting Agreement, without the written consent of the representative of the Underwriters.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated herein by reference. The foregoing summary description of the Offering and the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the opinion of Burns & Levinson LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

The information set forth in Items 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

On February 12, 2015, the Company amended its Shareholders Rights Agreement to provide that the transactions contemplated by the Underwriting Agreement, the Series B Preferred and the Certificate of Designation (as defined below) would not create a triggering event under the Shareholders Rights Agreement, dated as of October 31, 2013, between the Company and Registrar and Transfer Company. A copy of the first amendment to Rights Agreement is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On February 12, 2015, the Company executed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) designating 1,000,000 shares of the Company's authorized preferred stock as Series B Preferred, par value $0.01 per share. On February 12, 2015, the Company filed the Certificate of Designation with the office of the Secretary of State of the State of Delaware.

Some of the rights, preferences, privileges, and restrictions applicable to the Series B Preferred are described below.

Conversion. Each share of the Series B Preferred is convertible into five shares of common stock of the Company (the “Common Stock”), provided that the holder will be prohibited from converting Series B Preferred into shares of the Common Stock if, as a result of such conversion, the holder would own more than 4.98% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series B Preferred, or such holder, together with its affiliates, would own more than 9.98% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series B Preferred. The conversion rate of the Series B Preferred is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions. The Series B Preferred automatically converts into common stock upon the occurrence of certain “Fundamental Transactions,” as described below.

Dividends. In addition to stock dividends or distributions for which proportionate adjustments will be made, holders of Series B Preferred are entitled to receive dividends on shares of Series B Preferred equal, on an as-if-converted-to-Common-Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends are payable on shares of Series B Preferred.

Voting Rights. Except as provided in the Certificate of Designation or as otherwise required by law, the holders of Series B Preferred are entitled to vote with the holders of outstanding shares of Common Stock, voting together as a single class, with respect to all matters presented to the stockholders for their action or consideration. In any such vote, each holder is entitled to a number of votes equal to the number of shares of Common Stock into which the Series B Preferred held by such holder is convertible, after taking into account the Beneficial Ownership Limitation described below. The Company may not, without the consent of holders of a majority of the outstanding shares of Series B Preferred, alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Certificate of Designation.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred are entitled to receive, pari passu with the holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series B Preferred been converted into Common Stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Beneficial Ownership Limitation, as described below.

Beneficial Ownership Limitation. The Company may not effect any conversion of the Series B Preferred, and a holder does not have the right to convert any portion of the Series B Preferred held by the holder, to the extent that, after giving effect to the conversion set forth in a notice of conversion, such holder would beneficially own in excess of the holder Beneficial Ownership Limitation, or such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or affiliates, would beneficially own in excess of the affiliates Beneficial Ownership Limitation. The “holder Beneficial Ownership Limitation” is 4.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred held by the applicable holder. The “affiliates Beneficial Ownership Limitation” is 9.98% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series B Preferred, held by the applicable holder and its affiliates (the holder Beneficial Ownership Limitation together with the affiliates Beneficial Ownership Limitation collectively referred to as the “Beneficial Ownership Limitation”). The holder has the authority to determine whether the foregoing restrictions will limit any conversion, the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. In addition, a holder may, with 61 days prior notice to the Company, or immediately upon notice from the holder to the Company at any time after the public announcement or other disclosure of a Fundamental Transaction, elect to increase or decrease one or both of the holder Beneficial Ownership Limitation and the affiliates Beneficial Ownership Limitation; provided, however, that in no event may either the holder Beneficial Ownership Limitation or the affiliate Beneficial Ownership Limitation be 20.00% or greater.

Failure to Deliver Conversion Shares. If the Company fails to timely deliver shares of Common Stock upon conversion of the Series B Preferred within the time period specified in the Certificate of Designation (generally, within three trading days after delivery of the notice of conversion), and if the holder has not exercised its Buy-In rights as described below with respect to such shares, then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $100 per business day (increasing to $200 per business day after the tenth business day) for each $10,000 of conversion shares for which the Series B Preferred is converted which are not timely delivered. If the Company makes such liquidated damages payments, it is not also obligated to make Buy-In payments with respect to the same conversion shares.

Compensation for Buy-In on Failure to Timely Deliver Shares. If the Company fails to timely deliver the conversion shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the conversion shares which the holder anticipated receiving upon such conversion (a “Buy-In”), then the Company is obligated to (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased, minus any amounts paid to the holder by the Company as liquidated damages for late delivery of such shares, exceeds (y) the amount obtained by multiplying (1) the number of conversion shares that the Company was required to deliver times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Series B Preferred and equivalent number of conversion shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations.

Subsequent Rights Offerings; Pro Rata Distributions. If the Company grants, issues or sells any Common Stock equivalents pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then a holder of Series B Preferred will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred (without regard to any limitations on conversion). If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, then a holder of Series B Preferred is entitled to participate in such distribution to the same extent as if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred (without regard to any limitations on conversion).

Fundamental Transaction. If, at any time while the Series B Preferred is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another person pursuant to which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation are converted into or exchanged for shares of another corporation or entity and represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, less than a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent of such surviving or resulting party, (ii) the Company, directly or indirectly, effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, or (iv) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then the Series B Preferred automatically converts and the holder will receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (subject to the Beneficial Ownership Limitation), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Preferred is convertible immediately prior to such Fundamental Transaction (subject to the Beneficial Ownership Limitation). For purposes of any such conversion, the determination of the conversion ratio will be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the Alternate Consideration it receives upon automatic conversion of the Series B Preferred following such Fundamental Transaction.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

On February 11, 2015 and February 12, 2015, the Company issued press releases announcing the offering and the pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 12, 2015, by and Harvard Apparatus Regenerative Technology, Inc. and National Securities Corporation as representative of the underwriters named therein.

3.1	Certificate of Designation of Series B Convertible Preferred Stock of Harvard Apparatus Regenerative Technology, Inc. dated as of February 12, 2015

4.1	Amendment to Shareholder Rights Agreement, dated as of February 12, 2015 between Harvard Apparatus Regenerative Technology, Inc. and Computershare Trust Company, N.A., as successor to Registrar and Transfer Company.

5.1	Opinion of Burns & Levinson LLP.

23.1	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 above).

99.1	Press release Harvard Apparatus Regenerative Technology, Inc. issued February 11, 2015.

99.2	Press release Harvard Apparatus Regenerative Technology, Inc. issued February 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvard Apparatus Regenerative Technology, INC.
(Registrant)

February 12, 2015	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of February 12, 2015, by and between Harvard Apparatus Regenerative Technology, Inc. and National Securities Corporation as representative of the underwriters named therein.

3.1	Certificate of Designation of Series B Convertible Preferred Stock of Harvard Apparatus Regenerative Technology, Inc. dated as of February 12, 2015

4.1	Amendment to Shareholder Rights Agreement, dated as of February 12, 2015 between Harvard Apparatus Regenerative Technology, Inc. and Computershare Trust Company, N.A., as successor to Registrar and Transfer Company.

5.1	Opinion of Burns & Levinson LLP.

23.1	Consent of Burns & Levinson LLP (contained in Exhibit 5.1 above).

99.1	Press release Harvard Apparatus Regenerative Technology, Inc. issued February 11, 2015.
99.2	Press release Harvard Apparatus Regenerative Technology, Inc. issued February 12, 2015.